Exhibit 99.1

                Catalytica Energy Systems to Acquire SCR-Tech

     Acquisition Broadens Innovative NOx Solutions to Utility-Scale Power
                              Generation Market

    GILBERT, Ariz., Feb. 5 /PRNewswire-FirstCall/ -- Catalytica Energy Systems, Inc. (Nasdaq: CESI), a leading provider of innovative NOx solutions for combustion-related applications in the power generation and transportation industries, announced today that it has entered into a definitive agreement to acquire SCR-Tech LLC, the North American leader in SCR catalyst regeneration technologies and management services for selective catalytic reduction (SCR) systems. The acquisition, which is expected to close within the next 30 days, subject to customary closing conditions, strategically broadens the Company's product offerings to the growing emissions control market for coal-fired power plants and other utility-scale power generating facilities.
    Based in Charlotte, North Carolina, SCR-Tech is a privately held company owned in part by EnBW Energy Solutions, a subsidiary of one of Germany's largest utilities EnBW AG. SCR-Tech's primary revenues are derived from proprietary cleaning, rejuvenation and regeneration services for SCR catalyst used by coal-fired plants and other power generating facilities to reduce NOx emissions. Founded in 2001, SCR-Tech commenced operations in its U.S. regeneration facility in March 2003 and completed orders in 2003 totaling approximately $3.0 million.
    The acquisition further accelerates the evolution of Catalytica Energy Systems from a development stage to a commercial company. In addition to contributing to an increase in sales revenues for the combined companies, the SCR-Tech business unit is expected to generate positive cash flow from operations this year.
    Under the terms of the Purchase Agreement, Catalytica Energy Systems will make an initial cash payment of $3.5 million upon the close of the transaction, followed by a subsequent cash payment to be made in mid-2004 of $0.5 million. Catalytica Energy Systems will also make deferred payments of approximately $7.5 million over a 10 to 15-year period beginning in 2005, including contingent payments relating to the acquisition of intellectual property and exclusive NAFTA ownership of patents. In addition, earn-out payments may be due between 2005 and 2009, contingent upon cash flow generation in excess of established targets.
    Mike Murry, president and CEO of Catalytica Energy Systems, said, "In addition to strengthening our revenue base, the acquisition of SCR-Tech significantly reduces our dependence on OEM-channel sales. It also offers an excellent strategic and technological fit that aligns very well with our core business focus on NOx control, as well as our chemical engineering, materials and catalyst capabilities. This transaction enables us to directly pursue new and growing markets and provides a significant opportunity for product and market diversification as well as commercial revenue and operating cash flow growth."
    "Consequently," Murry added, "we will be well positioned to continue broadening our portfolio of NOx-related products and services, while at the same time accelerating our development of NOx reduction solutions for new and retrofit diesel engine applications and advancing our ongoing development and commercialization activities with gas turbine OEM partners. The combination of our innovative catalytic technologies further positions us to become a premier provider of innovative NOx solutions across multiple markets."
    Through its proprietary cleaning, rejuvenation and regeneration process, SCR-Tech is able to restore original catalytic activity, greatly extending the useful life of installed SCR catalyst. Catalyst regeneration provides SCR operators a significantly lower cost alternative to catalyst replacement and virtually eliminates the need to dispose of deactivated catalysts, which can be considered a hazardous waste. SCR-Tech is the only company in North America currently operating a commercial catalyst regeneration facility and offering catalyst regeneration in addition to cleaning and rejuvenation. In addition, SCR-Tech has several patents granted or filed related to these technologies.
    SCR-Tech's cleaning, rejuvenation and regeneration processes have been successfully applied commercially in Germany over the past six years through its founders.
    Werner Gotz, managing director of EnBW Energy Solutions, said, "We took an ownership interest in SCR-Tech based on the great promise of its technologies and the overwhelmingly positive response to its innovative regeneration process throughout Germany. While in 2003 EnBW realigned its strategic focus and consequently decided to divest non-core and overseas investments, we continue to hold SCR-Tech's technologies in very high regard and see significant opportunities for its offerings in the North American marketplace. Furthermore, EnBW continues to use the core SCR-Tech processes in its coal-fired plants throughout Germany."
    In addition to catalyst cleaning, rejuvenation and regeneration services, SCR-Tech also offers SCR system management and consulting services relating to system design, efficiency optimization, O&M cost reduction, catalyst specification and performance testing. Over the past year, SCR-Tech has provided a range of services for several coal-fired plants in the U.S. operated by large utilities and independent power producers (IPPs), including AES, Duke Energy, Mirant, National Energy & Gas Transmission, and Southern Company's subsidiaries Alabama Power and Georgia Power.
    "As the only company offering a proven, commercially viable catalyst regeneration process in North America, SCR-Tech has a strong first-mover advantage in the marketplace," commented Murry. "Not only does its regeneration process restore catalyst activity back to its original NOx removal efficiency, but it does so at a significantly lower cost than replacement."
    On the market opportunity for SCR-Tech's business, Murry elaborated, "Coal-fired plants currently represent more than 50% of the nation's power generating capacity. The installed base of SCR systems at these plants has increased dramatically over the past few years as a result of increasingly stringent emissions regulations in the U.S. It is projected that by the end of 2005 approximately 100 gigawatts of coal-fired generating capacity will have been retrofitted with SCR systems to comply with recent Federal mandates for reduced emissions, such as the EPA's NOx SIP Call, creating a large and growing market for SCR catalyst management services. Because regeneration offers plant operators an economically far superior alternative to catalyst replacement and disposal, we believe that regeneration will capture a significant portion of the annual catalyst exchange market, which is projected to grow to $100 million by 2010. In addition, we believe that pending Federal and State legislation offers upside market potential as a result of additional proposed emissions restrictions at coal-fired plants by 2010."
    Hans-Ulrich Hartenstein, president and co-founder of SCR-Tech, said, "The market response to the SCR system management and catalyst regeneration services we offer has been very encouraging. SCR-Tech has developed excellent relationships with leading utilities and IPPs and is making great strides in broadening its customer base. Most of our clients have already become repeat customers. In this regard, in the fourth quarter of 2003 we signed a fleet-wide service contract with AES after having worked with their Somerset plant for two years. As part of this agreement, we will provide SCR management and catalyst regeneration services to AES' more than 25 fossil fuel-fired units equipped with SCR systems."
    On its experience with SCR-Tech, Ken Sauvageau of AES Somerset stated, "SCR-Tech has provided us with the expertise and advice we need to take a proactive position on extending the life of our catalyst through their catalyst management program. In addition, they can provide us with an alternative to buying new catalyst by regenerating our spent catalyst. This two-prong cost saving approach is a valuable tool in reducing our SCR operating costs."
    On joining Catalytica Energy Systems, Hartenstein commented, "Catalytica's technical expertise in catalysis and the application of catalysts for NOx control, combined with its broad understanding of the regulatory environment and the emissions control and power generation industries, offer tremendous synergies with our business from a strategic, technological and marketing perspective. The combination of our leading technologies, resources, and resulting market opportunities will strengthen our position in the market as we work together to expand adoption of regeneration as the most cost-effective solution for SCR catalyst management."
    Following completion of the transaction, SCR-Tech will become a wholly-owned subsidiary of Catalytica Energy Systems. Hans-Ulrich Hartenstein will continue to serve as president of SCR-Tech, which will maintain its primary operations and regeneration facility in Charlotte, North Carolina. SCR-Tech's management team and technical staff will also remain in place.
    Murry added, "Hans has a wealth of industry expertise, including over 16 years of experience with air pollution control technology in both the U.S. and Germany. Together with his team, Hans has done a tremendous job at launching this business in the U.S. I am confident that the SCR-Tech team will continue to be very successful in moving the business forward and establishing themselves as a market leader in catalyst management services."

    Conference Call / Webcast Information
    Catalytica Energy Systems will host a conference call and webcast today, Thursday, February 5, 2004, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss this transaction, along with its financial results for the fourth quarter and year ended December 31, 2003, which were announced in a separate release issued today, and address any questions and / or comments. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-299-7635 (617-786-2901 for international callers), using passcode 74117343.
    An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through February 12, 2004. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 31248164.

    About Catalytica Energy Systems
    Catalytica Energy Systems designs, develops, manufactures and services advanced products for the energy and transportation industries with a focus on cost-effective solutions for reducing nitrogen oxides (NOx) emissions from combustion-related applications. Its proprietary technologies include the application of catalysts to combustion systems and next-generation fuel processors to offer innovative NOx solutions that mitigate the environmental impact of power generation and transportation systems. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

    About SCR-Tech
    SCR-Tech LLC provides catalyst regeneration services to industries that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides
(NOx) emissions. SCR-Tech provides catalyst regeneration services by means of two proprietary and patented processes that can restore used catalyst to its original activity level for significantly less cost than purchasing new catalyst. SCR-Tech also provides SCR system management services including ammonia injection grid (AIG) tuning to optimize efficiency and reduce overall operations and maintenance (O&M) costs, and consulting services related to the design of SCR systems, including catalyst specification, selection and initial performance testing for guarantee verification. SCR-Tech's headquarters, laboratories and regeneration facility are located in Charlotte, North Carolina. Find SCR-Tech on the Worldwide Web at www.SCR-Tech.US.

    This news release contains forward-looking statements regarding the timeframe and potential for Catalytica Energy Systems' to complete its acquisition of SCR-Tech; the ability of SCR-Tech to contribute to an increase in sales revenues and generate positive cash flow from operations this year; projections for future financial and operating results associated with the combined companies; market projections for SCR-Tech's business; the growth in market acceptance of and market demand for the combined companies' products & services; SCR-Tech's ability to expand its customer base for its regeneration services; the combined companies' growth prospects; and the competitive position of SCR-Tech in the marketplace. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: that Catalytica Energy Systems may not be able to accurately predict future financial performance; possible fluctuations in economic conditions affecting the markets for the combined companies' products & services; the risk that a market may not develop or be maintained for the combined companies' products & services; changes in the environmental requirements for NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that there may be unanticipated technical, commercial or other setbacks related to the combined companies' products & services; that the combined companies may not be able to maintain current or develop future customers or strategic relationships for its products & services; the risk that Catalytica Energy Systems and SCR Tech's businesses will not be integrated successfully; costs related to the transaction and the integration of SCR-Tech's business; the satisfaction of closing conditions including any necessary final approvals and satisfaction of various contingencies; the risk that Catalytica Energy Systems will be unable to retain key SCR-Tech employees, the failure by the combined companies to develop, manufacture, market and deliver products & services within currently estimated timeframes and budgets; expanded risks to Catalytica Energy Systems as a result of the acquisition of the business of SCR-Tech, including significant potential environmental, intellectual property, regulatory, business, financial and liability considerations; and the other risks set forth in the Catalytica Energy Systems' Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003 and any filings made with the Securities and Exchange Commission upon consummation of the SCR-Tech transaction. Catalytica Energy Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

    NOTE: Xonon and Xonon Cool Combustion are registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ, USA

    Contact:
     Megan Meloni
     Investor Relations
     650-940-6253

SOURCE  Catalytica Energy Systems, Inc.
    -0-                             02/05/2004
    /CONTACT: Megan Meloni, Investor Relations of Catalytica Energy Systems, Inc., +1-650-940-6253/
    /Web site:  http://www.catalyticaenergy.com /
    (CESI)

CO:  Catalytica Energy Systems, Inc.; SCR-Tech LLC
ST:  California, North Carolina
IN:  OIL TRN
SU:  TNM